Exhibit 99.1

American Retirement Reports Improved Third Quarter and Year-to-Date
2003 Results

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Nov. 6, 2003--American
Retirement Corporation (NYSE: ACR), a leading national provider of senior living housing and care, today reported its financial results for the three and nine months ended September 30, 2003. Highlights of the quarter were:

    -- The Company produced its third consecutive quarter of positive operating income, recording a $7.6 million improvement over the third quarter of 2002.

    -- Revenue increased by $8.9 million - an 11% increase - over the prior year period to $93.5 million.

    -- The Company completed a $171 million transaction with Health Care Property Investors, Inc. (HCPI) and the net proceeds were used to repay debt of $158 million, including $52 million of 19.5% debt. The transaction also resulted in $93 million of gain on sale, of which $23 million was recognized in the third quarter.

    -- The Company's balance sheet includes $95 million of deferred gains from sale-leaseback transactions.

    -- The acquisition of a leasehold interest in two Alabama retirement communities that the Company previously managed.

    -- Overall occupancy rose to 91% from 90% over the last year, fueled by an increase from 79% to 83% in the Free-standing assisted living portfolio ("Free-standing AL's"), while the Company's portfolio of large retirement communities
        ("Retirement Centers") remained at 94%.

    -- The Company's Free-standing AL results were driven by a 5% increase in occupied units and an 8% increase in revenue per unit.

    -- The Company's five consolidated entry fee communities achieved record entrance fee apartment sales, resulting in $9.3 million of gross entry fee receipts, or $6.1 million net of refunds paid to prior residents, up from $ 9.0 million in the 2002 third quarter.

    Total revenue for the third quarter grew by $8.9 million to $93.5 million, an increase of 11% when compared to third quarter 2002. The Company reported third quarter earnings of $9.9 million, or $0.41 per diluted share, versus a third quarter prior year loss of $22.6 million, or $1.30 loss per share. Current quarter results include a gain, net of taxes, prepayment penalties and transaction costs, of $20.4 million related to the transaction with HCPI. Excluding this gain, the loss for the quarter was $10.5 million.
    Revenue from Retirement Centers rose 8% or $5.0 million to $70.7 million in the third quarter of 2003 from $65.7 million for the same prior-year period. Revenue from Free-standing AL's jumped 15% to $19.9 million in 2003's third quarter compared with last year's third quarter result of $17.3 million. Management services brought in $1.5 million in 2003 third-quarter revenue up from $.4 million for the same prior-year period.
    Bill Sheriff, Chairman, President and CEO of American Retirement, commented, "During the third quarter, we continued to make substantial operational progress and we also achieved a significant improvement in our capital structure. The Free-standing AL's continue to improve for us, with year-over-year increases of 5% in occupied units and 8% in revenue per unit. Our Free-standing AL's have now reached the point where they are fully staffed, so as we make revenue gains, most of it reaches the bottom line. For the nine months of 2003, their revenue increased $10.2 million and community operating contribution increased by $7.5 million - which means we achieved an incremental margin of 74%."
    "Additionally, the HCPI transaction was a major step forward in addressing our capital structure. We not only repaid a large portion of expensive debt, but also demonstrated that the value inherent in the Company's remaining owned communities is substantial in relation to the debt secured by them."
    Moreover, the Company's five consolidated entry fee communities achieved record quarter's entrance fee sales, resulting in $9.3 million of gross entry fee receipts, or $6.1 million net of refunds paid to prior residents. In addition, the Company acquired a leasehold interest in two Alabama retirement communities that it previously managed.
    For the nine months ended September 30, 2003, revenue rose by 12% to $272.4 million compared to $242.5 million in the comparable prior-year period. The Company narrowed its net loss in the 2003 nine-months to $10.6 million, or $0.59 loss per share from a loss of $80.1 million, or $4.63 loss per share, in the first nine months of 2002.
    For 2003, the first nine months revenue from Retirement Centers increased 9% or $17.0 million to $206.6 million from $189.6 million in the same period last year. Revenue from Free-standing AL's surged 21% to $58.1 million in 2003's first nine months compared with last year's result of $47.9 million. Management services revenue tripled to $3.3 million for the nine months ended September 30, 2003 from $1.1 million in the comparable same prior-year period.



OPERATIONAL HIGHLIGHTS
----------------------
Retirement Centers
------------------
                                    Three Months Ended
                                    ---------------------------------
                                     Sept 30,  Sept 30,    $      %
                                       2003      2002   Change Change
                                    ---------------------------------
Community Revenue                    $70,650  $65,666  $4,984   7.6%
Community Operating Contribution(1)   22,145   20,500   1,645   8.0%

(1) The Company evaluates the performance of its business segments, primarily, based upon their operating contributions, which the Company defines as revenue for the segment less operating expenses associated with that segment.


    The 26 Retirement Centers produced an 8% increase in community revenue and operating contribution for the third quarter of 2003 compared with the third quarter of 2002. The increases resulted from rising occupancy, rate increases, the acquisition of the two Alabama communities during the quarter and increased ancillary services provided by the Company.
    In spite of a difficult selling environment during the third quarter, the Retirement Centers maintained their historically high occupancy levels. At September 30, 2003, overall occupancy at the Retirement Centers was at 94%, with 95% occupancy in independent living, 93% in assisted living and 89% in skilled nursing.
    Five of the Company's consolidated Retirement Centers are entry fees communities. In the third quarter of 2003, the Company sold 68 entry-fee apartments at these Retirement Centers, producing $9.3 million of proceeds or $6.1 million after refunds to previous residents. With the success of the Company's marketing program, the current unsold apartments available for sale at the end of September 2003 dropped to an aggregate potential entrance fee sale value of $19.2 million from $22.3 million a year ago.

    Free-standing AL's

    The Company currently operates 31 Free-standing AL's, including three communities which have been segregated as being held for sale and have been treated as discontinued operations. Occupancy for the Free-standing AL portfolio reached 83% at the end of the 2003 third quarter, up from 79% a year ago. Currently, 19 of the 31 Free-standing AL's are at greater than 80% occupancy and nine are at greater than 90% occupancy.
    The following table presents quarterly Free-standing AL operating results for the three months ended September 30, 2003 and 2002 (in thousands):


                                   Three Months Ended
                                   -----------------------------------
                                   Sept 30,  Sept 30,   $        %
                                   -----------------------------------
                                     2003      2002   Change   Change
                                   -----------------------------------
  Revenues                          19,948   17,320    2,628    15.2%
  Community Operating Contribution   4,535    1,983    2,552   128.7%
  % Occupancy                           83%      79%     4pts      5%

    Note: Excludes three Free-standing AL's held for sale and as discontinued operations


    The 31 Free-standing AL's produced a 15% increase in community revenue and a 129% increase in operating contribution for the third quarter of 2003 when compared to the third quarter of 2002. This improvement was driven primarily by occupancy increases and higher revenue per unit. Average revenue per unit increased by 9.4% - from $2,805 per month September 2002 to $3,070 per month September 2003 - due to rate increases, fewer and lower discounts, and increased ancillary services.
    Compared with the 2003 second quarter, revenue from the Free-standing AL's improved 3% or $.6 million. The operating contribution from the segment jumped 20% or $.8 million from the second quarter of 2003. The Free-standing AL's continue to demonstrate the high incremental margin that results from increasing revenue in a portfolio that is 83% occupied.

    Management Services

    The Company's management services business segment includes management contracts on five Retirement Centers, with an aggregate capacity of 1,801 units and two joint-venture Free-standing AL's. The Company receives the cash flow benefit, including the net entry fee sales proceeds, of one of those communities. Management services revenue rose to $1.5 million in the third quarter of 2003 from $.4 million in the same prior-year period, resulting mainly from improvements in operating results at the managed communities.
    During the quarter, the Company acquired a leasehold interest in two of the Retirement Centers that it previously managed, and entered into a long-term management contract pursuant to a sale-manageback of a Retirement Center that it previously owned.

    FURTHER INFORMATION

    Conference Call Information

    American Retirement Corporation will hold a conference call with Bill Sheriff, Chairman, President and Chief Executive Officer, and Bryan Richardson, Chief Financial Officer, to discuss the Company's third-quarter financial results. The call will be held on Thursday, November 6, 2003 at 11:00 a.m. ET and parties may participate by either calling 877-252-9256 or through the Company's website at www.arclp.com. Click on the broadcast icon to listen to the earnings call - Windows Media Player(TM) is required to listen to this web cast. In addition, the call will be archived on the Company's website (click on the broadcast icon). Any material information disclosed on the conference call that has not been previously disclosed publicly will also be available at the Investor Relations portion of the Company's web site.

    Additional Filings

    The Company's results are described in greater detail in the Company's Form 10-Q, which will be filed with the Securities and Exchange Commission on or about November 7th, 2003. The Company also will file on or about November 6th a Form 8-K with the Securities and Exchange Commission, which includes supplemental information relating to the third quarter 2003 results. These filings will be available through the Investor Relations section of the Company's website - www.arclp.com.

    COMPANY PROFILE

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the Company believes that it is a leader in the operations and management of senior living communities, including independent living communities, continuing care retirement communities, Free-standing AL's, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company's operating philosophy was inspired by the vision of its founders, Dr. Thomas F. Frist, Sr. and Jack C. Massey, to enhance the lives of seniors by providing the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 65 senior living communities in 14 states, with an aggregate unit capacity of approximately 12,900 units and resident capacity of approximately 14,500. The Company owns 19 communities, leases 39 communities, and manages seven communities pursuant to management agreements. Approximately 88 percent of the Company's revenues come from private pay sources.

    SAFE HARBOR STATEMENT

    Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management, including, without limitation, all statements regarding the Company's future operating and financial expectations and its strategy to improve financial and operating results. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) the risk associated with the Company's financial condition and significant leverage, including the fact that its cash flow does not currently cover its obligations, (ii) the possibility of future defaults under the Company's debt or lease agreements, (iii) the Company's ability to sell its entry-fee units and to increase occupancy at the Company's communities (especially its Free-standing AL's), (iv) the Company's ability to improve the Company's results of operations, increase cash flow and reduce expenses, (v) the risks associated with the adverse market conditions of the senior housing industry and the United States economy in general, (vi) the risk that the Company is unable to obtain liability insurance in the future or that the costs thereof (including deductibles) will be prohibitive, (vii) the Company's ability to obtain new financing or extend and/or modify existing debt and (viii) the risk factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 under the caption "Risk Factors" and in the Company's other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

                                   Three months ended     Increase
                                     September 30,       (Decrease)
                                  ------------------- ----------------
                                      2003      2002      $       %
                                  --------- --------- -------- -------
Revenues:
 Resident and health care          $90,598   $82,986   $7,612     9.2%
 Management services                 1,504       432    1,072   248.1%
 Reimbursed expenses                 1,430     1,198      232    19.4%
                                  --------- --------- -------- -------
 Total revenues                     93,532    84,616    8,916    10.5%

Operating expenses:
 Community operating expenses       63,918    60,503    3,415     5.6%
 General and administrative          6,351     8,637   (2,286)  -26.5%
 Lease expense                      11,884    11,077      807     7.3%
 Depreciation and amortization       6,215     4,718    1,497    31.7%
 Amortization of leasehold
  acquisition costs                    659       521      138    26.5%
 Asset impairments                       -     2,511   (2,511) -100.0%
 Reimbursed expenses                 1,430     1,198      232    19.4%
                                  --------- --------- -------- -------
 Total operating expenses           90,457    89,165    1,292     1.4%
                                  --------- --------- -------- -------

 Operating income (loss)             3,075    (4,549)   7,624   167.6%

Other income (expense):
 Interest expense                  (14,464)  (11,415)   3,049   -26.7%
 Interest income                       600     1,049     (449)  -42.8%
 Gain (loss) on sale of assets      23,149    (1,885)  25,034  1328.1%
 Other                                (195)      962   (1,157) -120.3%
                                  --------- --------- -------- -------
 Other expense, net                  9,090   (11,289) (20,379)  180.5%
                                  --------- --------- -------- -------

 Income (loss) from continuing operations
  before income taxes,
 and minority interest              12,165   (15,838)  28,003   176.8%

Income tax expense                   1,361       100    1,261  1261.0%
                                  --------- --------- -------- -------

 Income (loss) from continuing
  operations before minority
  interest                          10,804   (15,938)  26,742   167.8%

Minority interest in earnings of
 consolidated subsidiaries, net of
 tax                                  (671)        -     (671)      -
                                  --------- --------- -------- -------

 Income (loss) from continuing
  operations                        10,133   (15,938)  26,071   163.6%

Discontinued operations, net of
 tax                                  (254)   (6,631)  (6,377)  -96.2%
                                  --------- --------- -------- -------

 Net income (loss)                  $9,879  $(22,569) $32,448   143.8%
                                  ========= ========= ======== =======

 Basic earnings (loss) per share     $0.53    $(1.30)
                                  ========= =========
 Diluted earnings (loss) per share   $0.41    $(1.30)
                                  ========= =========

Weighted average shares used for
 basic earnings (loss) per share
 data                               18,739    17,310
                                  ========= =========
Weighted average shares used for
 diluted earnings (loss) per share
 data                               24,578    17,310
                                  ========= =========

----------------------------------------------------------------------

                                  September December
                                      30,      31,
                                     2003     2002
                                  --------- ---------
Selected Balance Sheet Data:
 Cash and cash equivalents         $17,363   $18,244
 Working capital                     5,023    15,725
 Land, buildings and equipment,
  net                              466,826   578,804
 Total assets                      718,811   839,998
 Long-term debt, including current
  portion                          354,970   540,651
 Refundable portion of entrance
  fees                              61,188    60,066
 Shareholders' equity                5,515    12,907

AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

                                   Nine months ended      Increase
                                     September 30,       (Decrease)
                                  ------------------- ----------------
                                      2003      2002      $       %
                                  --------- --------- -------- -------
Revenues:
 Resident and health care         $264,680  $237,468  $27,212    11.5%
 Management services                 3,278     1,117    2,161   193.5%
 Reimbursed expenses                 4,402     3,885      517    13.3%
                                  --------- --------- -------- -------
 Total revenues                    272,360   242,470   29,890    12.3%

Operating expenses:
 Community operating expenses      185,794   171,694   14,100     8.2%
 General and administrative         19,169    21,061   (1,892)   -9.0%
 Lease expense                      32,174    61,540  (29,366)  -47.7%
 Depreciation and amortization      18,705    15,083    3,622    24.0%
 Amortization of leasehold
  acquisition costs                  1,707    10,645   (8,938)  -84.0%
 Asset impairments                       -     2,561   (2,561) -100.0%
 Reimbursed expenses                 4,402     3,885      517    13.3%
                                  --------- --------- -------- -------
 Total operating expenses          261,951   286,469  (24,518)   -8.6%
                                  --------- --------- -------- -------

 Operating income (loss)            10,409   (43,999)  54,408   123.7%

Other income (expense):
 Interest expense                  (41,240)  (31,579)   9,661   -30.6%
 Interest income                     2,164     3,977   (1,813)  -45.6%
 Gain (loss) on sale of assets      23,170    (1,938)  25,108  1295.6%
 Other                                 261     1,792   (1,531)  -85.4%
                                  --------- --------- -------- -------
 Other expense, net                (15,645)  (27,748) (12,103)   43.6%
                                  --------- --------- -------- -------

 Loss from continuing operations
  before income taxes,
 and minority interest              (5,236)  (71,747)  66,511    92.7%

Income tax expense                   1,555       319    1,236   387.5%
                                  --------- --------- -------- -------

 Loss from continuing operations
  before minority interest          (6,791)  (72,066)  65,275    90.6%

Minority interest in earnings of
 consolidated subsidiaries, net of
 tax                                (1,912)        -   (1,912)      -
                                  --------- --------- -------- -------

 Loss from continuing operations    (8,703)  (72,066)  63,363    87.9%

Discontinued operations, net of
 tax                                (1,871)   (7,992)   6,121    76.6%
                                  --------- --------- -------- -------

 Net loss                         $(10,574) $(80,058) $69,484    86.8%
                                  ========= ========= ======== =======

 Basic loss per share               $(0.59)   $(4.63)
                                  ========= =========
 Diluted loss per share             $(0.59)   $(4.63)
                                  ========= =========

Weighted average shares used for
 basic loss per share data          18,049    17,288
                                  ========= =========
Weighted average shares used for
 diluted loss per share data        18,049    17,288
                                  ========= =========

    CONTACT: American Retirement Corporation, Nashville
             Ross C. Roadman, 615-376-2412